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                                 AMENDMENT NO. 1

                  This AMENDMENT NO. 1 (this "AMENDMENT NO. 1") is made as of April 9, 2001 between GeoLease Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and Geokinetics Inc., a Delaware corporation (the "COMPANY"). This Amendment No. 1 is made with reference to that certain Lease Agreement dated as of October 1, 1999 (the "LEASE AGREEMENT") between the Company and Input/Output, Inc., a Delaware corporation ("I/O"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Lease Agreement.

                  WHEREAS, concurrently with the execution hereof, the

Partnership is purchasing the Equipment from I/O, and I/O is assigning its rights under the Lease Agreement to the Partnership;

                  WHEREAS, the Company desires to defer Basic Rent under the Lease Agreement;

                  WHEREAS, the Company, the Partnership and the holders of the Company's 13 1/2% Senior Secured Notes outstanding on the date hereof (the "NOTEHOLDERS") have entered into that certain Subordination and Amendment Agreement on the date hereof (the "SUBORDINATION AGREEMENT");

                  WHEREAS, as consideration for the Noteholders to enter into the Subordination Agreement, the Lease Agreement, as amended by this Amendment No. 1, shall be subject to certain of the provisions contained in the Subordination Agreement;

                  WHEREAS, as consideration for the Partnership purchasing the Equipment from I/O, for becoming the Lessor under the Lease Agreement, for providing the Company with the option to defer the payment of Basic Rent and for other good and valuable consideration contained herein, the Company has agreed to pay the Partnership Deferred Rent (as defined in Section 1.5 below); and

                  WHEREAS, the Company and the Partnership desire to amend certain provisions of the Lease Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                      -2-


                  SECTION 1.  AMENDMENT

                  1.1 Section 6.2 of the Lease Agreement (BASIC RENT) is hereby amended by replacing the second sentence of Section 6.2 with the following:

                  "Each monthly payment is due on the first day of each month; PROVIDED, that payments of Basic Rent may, at the option of Lessee, be deferred until the earlier of the Basic Term Expiration Date or upon the occurrence of a Lease Event of Default which shall not have been cured or waived; PROVIDED, FURTHER, that for the purposes of Section 6.3, all amounts of Basic Rent that are deferred pursuant to this
         Section 6.2 or are unpaid on the effective date of Amendment No. 1 to this Lease shall be deemed to be installments of Basic Rent not paid when due."

                  1.2 Section 6.3 of the Lease Agreement (SUPPLEMENTAL RENT) is hereby amended by replacing the second sentence of Section 6.3 with the following:

                  "Lessee will also pay, as Supplemental Rent, but without duplication, to the extent permitted by applicable law, an amount equal to interest at the Late Rate on (x) any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue on the earlier of the Basic Term Expiration Date or upon the occurrence of a Lease Event of Default which shall not have been cured or waived, and (y) any other payment of Supplemental Rent not paid when due or ten days after demanded, as the case may be, for the period from such date or ten days after demanded, as the case may be, until the same shall be paid, on demand. For the avoidance of doubt, amounts of Basic Rent which are unpaid on the effective date of Amendment No. 1 to this Lease shall accrue interest at the Late Rate."

                  1.3 Section 6.4 of the Lease Agreement (MANNER OF PAYMENTS) is hereby amended by inserting the following sentence at the end of Section 6.4:

                  "Lessee shall give notice of its intent to make payments of Rent in cash five (5) Business Days prior to such date of payment and shall make such payment by wire transfer from its account in the State of Delaware into Lessor's account in the State of Delaware upon the receipt of wire instructions from Lessor."

                  1.4 Section 6.5 of the Lease Agreement (SALES TAX) is hereby amended by replacing Section 6.5 in its entirety with the following:

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                  "Whether or not Lessee pays Basic Rent in cash, Lessee shall remit to Lessor, in the manner set forth in Section 6.4 above in the lawful currency of the United States of America, all sales and other similar taxes applicable to any Rent payments hereunder pursuant to Texas Tax Code Section 151.051 and Section 151.052."

                  1.5 The following shall be added as Section 6.6 (DEFERRED
RENT) to the Lease Agreement:

                  "SECTION 6.6. DEFERRED RENT. The Company shall pay the Partnership the sum of $1.9 million as deferred rent ("DEFERRED RENT") on the Note Maturity Date by 12:00 noon (Houston, Texas time) in the lawful currency of the United States of America. Any portion of Deferred Rent not paid in cash shall accrue interest at the Late Rate from the Note Maturity Date through such date all obligations in respect of Deferred Rent are paid in full."

                  1.6 Section 16 of the Lease Agreement (LEASE EVENTS OF DEFAULT) is hereby amended as follows:

                  (i) clause (a) thereof is hereby amended by replacing it in its entirety with "[Intentionally Omitted]";

                  (ii) clause (b) thereof is hereby amended by replacing it in its entirety with the following:

                  "Lessee shall fail to (i) make any payment of Supplemental Rent (other than Supplemental Rent owing in respect of Basic Rent as provided in Section 6.3) to be paid by Lessee pursuant to this Lease after the same shall have become due and such failure shall continue unremedied for ten days after receipt by Lessee of the original demand from Lessor, or (ii) pay all outstanding Rent (other than Deferred
         Rent), including Supplemental Rent owing in respect of Basic Rent as provided in Section 6.3, upon the earlier of the Basic Term Expiration Date or upon the occurrence of another Lease Event of Default which shall not have been cured or waived; or";

                  (iii)clause (j) thereof is amended by replacing the period at the end of clause (j) with "; or"; and

                  (iv) the following shall be added as clause (k):

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                  "(k) Deferred Rent is not paid on the Note Maturity Date by
         12:00 noon (Houston, Texas time) or there is an acceleration of any of the indebtedness represented by the 13 1/2% Senior Secured Notes of Geokinetics Inc."

                  1.7 Section 23 of the Lease Agreement (NOTICES) is hereby amended by replacing the notice addresses set forth in Section 23 in their entirety with the following:

                  "If to the Lessor:

                           GeoLease Partners, L.P.
                           c/o DLJ Merchant Banking Partners II, Inc.
                           277 Park Avenue
                           New York, New York  10172
                           Attention:  General Counsel
                           Telecopy:  (212) 892-7551

                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attention:  John Schuster, Esq.
                           Telecopy:  (212) 269-5420"

                  If to the Geokinetics Entities:

                           Geokinetics Inc.
                           8401 Westheimer, Suite 150
                           Houston, Texas  77063
                           Attention:  Chief Financial Officer
                           Telecopy:  (713) 850-7330

                      with a copy to:

                           Chamberlain, Hrdlicka, White, Williams & Martin 1200 Smith Street, Suite 1400
                           Houston, Texas  77002-4310
                           Attention:  James J. Spring III, Esq.
                           Telecopy:  (713) 658-2553."

                  1.8 Section 25.3 of the Lease Agreement (GOVERNING LAW, SEVERABILITY) is hereby amended by replacing the first sentence of Section 25.3 with the following:

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                                      -5-


                  "This Lease and any extensions, amendments, modifications, renewals or supplements hereto or thereto shall be governed by and construed in accordance with the internal laws and decisions of the State of Delaware."

                  1.9 APPENDIX A to the Lease Agreement--Definitions--Defined Terms, is hereby amended by replacing the following definitions in their entirety as follows:

                  "`CHANGE OF CONTROL' shall mean any Person or two or more Persons (other than holders of the Lessee's 13 1/2% Senior Secured Notes) acting in concert, acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Lessee (or other securities convertible into such securities) representing forty percent (40%) or more of the combined voting power of all outstanding securities of the Lessee entitled to vote in the election of directors."

                  "`FAIR MARKET VALUE' or `FAIR MARKET SALES VALUE' with respect to any Unit of Equipment shall mean the cash rent or cash price, respectively, obtainable for such Unit in an arm's length lease or sale, respectively, between an informed and willing lessee or purchaser, respectively, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be, as the same shall be
         (i) determined by The R. T. Clark Companies Inc. or another nationally or industry-wide (with respect to the oil and gas exploration industry) recognized independent appraisal firm in the practice of regularly appraising equipment similar to the Equipment selected by Lessor and reasonably acceptable to a majority in interest of the Non-Affiliated Noteholders or (ii) as otherwise agreed with the approval of a majority in interest of the Non-Affiliated Noteholders."

                  1.10 APPENDIX A to the Lease Agreement--Definitions--Defined Terms, is hereby amended by adding the following definitions:

                  "`DEFERRED RENT' shall have the meaning set forth in Section
         6.6 of this Lease."

                  "`NON-AFFILIATED NOTEHOLDER' shall mean any holder of 13 1/2% Senior Secured Notes due 2002 of Geokinetics Inc. who (i) is not an Affiliate of the Lessor or the Lessee and (ii) owns at least $300,000 of such notes; PROVIDED, that each of DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II L.P. or any of their respective Affili-

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                                      -6-


         ates, so long as it shall be a holder of at least $300,000 of the 13 1/2% Senior Secured Notes due 2002 of Geokinetics Inc., shall be deemed to be an Affiliate of the Lessor."

                  "`NOTE MATURITY DATE' shall mean one Business Day after the later of (x) September 15, 2003 and (y) the date that the 13 1/2% Senior Secured Notes due 2002 of Geokinetics Inc. are paid in full. For the purposes of calculating interest accruing at the Late Rate pursuant to Section 6.6 of this Lease (DEFERRED RENT), the Note Maturity Date shall be deemed to be the Business Day after September 15, 2003."

                  SECTION 2. RATIFICATION OF the lease AGREEMENT

                  To induce the Partnership to enter into this Amendment No. 1, the Company represents and warrants that, after giving effect to this Amendment No. 1, no violation of the terms of the Lease Agreement exists and all representations and warranties contained in the Lease Agreement are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  SECTION 3. COUNTERPARTS; EFFECTIVENESS

                  This Amendment No. 1 may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. This Amendment No. 1 shall become effective as of the date hereof upon the execution of the counterparts hereof by the Company and the Partnership.

                  SECTION 4.  GOVERNING LAW

               THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.


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                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Lease Agreement to be duly executed, all as of the date first written above.

                                            Company:

                                            GEOKINETICS INC.



                                            By:     /s/ Thomas J. Concannon
                                                   ----------------------------
                                                   Name: Thomas J. Concannon
                                                   Title: Vice President


                                            Partnership:

                                            GEOLEASE PARTNERS, L.P.

                                            By:    GEOLEASE GP, INC.,
                                                     its general partner



                                            By:     /s/ Douglas Mark Ladden
                                                   ----------------------------
                                                   Name:  Douglas Mark Ladden
                                                   Title:  President